 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

AIMFINITY INVESTMENT CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41361	98-1641561
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St, PMB 235 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(425) 365-2933

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, one Class 1 redeemable warrant and one-half of one Class 2 redeemable warrant	AIMAU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	AIMA	The Nasdaq Stock Market LLC
Class 1 redeemable warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50	AIMAW	The Nasdaq Stock Market LLC
Class 2 redeemable warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50	AIMAW	The Nasdaq Stock Market LLC
New Units, consisting of one Class A ordinary share, $0.0001 par value, and one-half of one Class 2 redeemable warrant	AIMBU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2023, Aimfinity Investment Corp. I (“AIMA” or the “Company”) and VStock Transfer, LLC (“VStock”, together with the Company, the “Parties”), the Company’s transfer agent, entered into an amendment (the “Amendment”) to certain warrant agreement, entered between the Parties on April 25, 2022 (the “Warrant Agreement”) in connection with the initial public offering (the “IPO”) of the Company, pursuant to Section 9.8 of the Warrant Agreement for the purpose of curing any ambiguity, including to conform the provisions hereof to the description of the terms of the Warrants and the Warrant Agreement set forth in the Prospectus of the IPO, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders (as defined in the Warrant Agreement).

The Amendment amends Section 3.2.2 of the Warrant Agreement to clarify that in the event that holders (the “Redeeming Shareholders”) of the Company’s Class A ordinary shares (the “Ordinary Shares”) seek to redeem their Ordinary Shares in connection with (i) the Company’s initial business combination, or (ii) a shareholder vote to approve an amendment to the Company’s then-effective memorandum and articles of association (the “Charter Documents”) (A) that would modify the substance and timing of the Company’s obligation to provide Redeeming Shareholders the redemption rights in connection with an initial business combination or if the Company cannot complete an initial business combination within the combination period provided in the Charter Documents, (B) with respect to any provisions to the rights of the holders of Ordinary Shares or pre—Business Combination activity, the Class 2 warrants attached to the Ordinary Shares held by such Redeeming Shareholders will terminate upon completion of the redemption of such Ordinary Shares.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Amendment to the Warrant Agreement, dated July 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aimfinity Investment Corp. I

	By:	/s/ I-Fa Chang
	Name:	I-Fa Chang
	Title:	Chief Executive Officer

Date: July 7, 2023

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